Exhibit 99.1

Enveric Biosciences Announces Two Poster Presentations at the 6th Neuropsychiatric Drug Development Summit

Presentations highlight research involving Enveric’s EVM301 Series of non-hallucinogenic neuroplastogens and the company’s lead product candidate, EB-373

CAMBRIDGE, Mass., October 11, 2023 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today announced that its Chief Innovation Officer, Dr. Peter Facchini, Ph.D., will present two posters at the 6th Neuropsychiatric Drug Development Summit being held in Boston, MA on October 10-12, 2023. One poster provides an update on the Company’s near-term selection of a non-hallucinogenic lead candidate in the EVM301 Series of neuroplastogens and the other highlights key aspects of EB-373, a novel prodrug of psilocin.

The first poster entitled, “Screening for non-hallucinogenic neuroplastogens as drug candidates for the treatment of anxiety, depression, and posttraumatic stress disorder,” presents the underlying strategy, methods, and critical data used by the Company to identify a shortlist of potential candidates in the EVM301 Series program. The design of over 50 tested molecules, aided by the Company’s proprietary PsyAI™ computational chemistry platform, targeted novel indolethylamine derivatives that bind the 5HT2A receptor and display dramatically reduced or possibly absent hallucinogenic effects, while at the same time maintaining the capacity to act as neuroplastogens in the promotion of long-lasting benefits to brain structure and function. The soon-to-be-selected lead candidate is expected to be robustly effective and suitable for development as a prescription medicine for the long-term management of psychiatric conditions. All molecules are protected within Enveric’s wide-reaching IP portfolio, which includes 11 patent families covering a diverse array of indolethylamines based on the backbone structures of psilocin, N,N-dimethyltryptamine (DMT) and related molecules.

The second poster entitled, “Novel psilocin prodrugs with altered pharmacological properties as candidate therapies for treatment-resistant anxiety disorders,” describes the strategy, methods, and critical data underlying the selection of several psilocin-releasing candidates from a library of 28 novel compounds representing nine different prodrug types with respect to chemical structure. Fifteen of these compounds, which included a notable number of ester- and thiocarbonate-based derivatives, were further evaluated in mice for (i) pharmacokinetic (PK) profiles, whereby plasma levels of both the residual prodrug and the released psilocin were monitored, and (ii) psychoactive potential measured by the standard head-twitch response. The data underscored the selection of EB-373 as its lead prodrug candidate, which is advancing through preclinical development. EB-373 is protected by a patent issued on July 25, 2023.

“The two posters being presented at the 6th Neuropsychiatric Drug Development Summit showcase Enveric’s cutting-edge research into the neuroplastogenic properties of psychoactive compounds, which has been instrumental in the development of our EVM301 Series and the ongoing advancement of EB-373,” said Dr. Joseph Tucker, Ph.D., Director and CEO of Enveric. “Importantly, this research has enabled Enveric to produce a library of novel therapeutic candidates that harness key properties of known psychoactive compounds, but are designed to elicit improved pharmacologic profiles, creating the potential for Enveric to generate new and improved treatments for people living with mental health conditions.”

Details of the poster presentations are as follows:

Title: Screening for non-hallucinogenic neuroplastogens as drug candidates for the treatment of anxiety, depression, and posttraumatic stress disorder

Presenter: Dr. Peter Facchini, Ph.D. Enveric Biosciences

Authors: Jillian M. Hagel, Lisa Yu, Limei Chang, Dhananjaya D., Natali Ozber, Sarah G. Cook, Jaideep Bains, Kaveh Matinkhoo, Glynnis Jensen, David Press, Stanley Opare, Sheetal A. Raithatha, Joseph E. Tucker, Peter J. Facchini

Title: Novel psilocin prodrugs with altered pharmacological properties as candidate therapies for treatment-resistant anxiety disorders

Presenter: Dr. Peter Facchini, Ph.D. Enveric Biosciences

Authors: Sheetal A. Raithatha, Jillian M. Hagel, Kaveh Matinkhoo, Lisa Yu, David Press, Sarah G. Cook, Govinda Sharma, Dhananjaya D, Glynnis Jensen, Jessica B. Lee, Charlie Cai, Jonathan Gallant, Jaideep S. Bains, Joseph E. Tucker and Peter J. Facchini

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of psychiatric disorders. Enveric is also advancing its second program, the EVM301 Series, expected to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity without also inducing hallucinations in the patient. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its cannabinoid clinical development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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